UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 14, 2024 (June 12, 2024)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Transocean Ltd. (the “Company”) announced that, as part of its ongoing succession planning strategy to support long-term growth, Mr. Jason Pack, who currently serves as Senior Vice President and Chief Audit Executive of the Company, will be appointed Senior Vice President and Chief Accounting Officer of the Company, effective July 31, 2024, following the previously announced retirement of Mr. David Tonnel, who currently serves as the Company’s Senior Vice President and Chief Accounting Officer. Each of Messrs. Pack and Tonnel will continue to serve in their respective current roles until the effective date of Mr. Pack’s appointment as Chief Accounting Officer.

Mr. Pack, age 49, has served as Senior Vice President and Chief Audit Executive of the Company since February 2022. He initially joined the Company in August 2018 as Vice President and Chief Audit Executive. Before joining the Company, Mr. Pack spent 16 years at National Oilwell Varco (now NOV Inc.), where he held several leadership positions, including Vice President of Internal Audit, Vice President of Finance Drilling and Intervention, Vice President of Finance Africa, and Global Controller Downhole. During that period, Mr. Pack also served as a director and the chairman of the audit committees of two publicly listed exploration and production companies: Kallisto Energy Corp. from November 2006 until June 2013 and Shelton Canada Corp. from March 2007 until December 2009. Prior to its acquisition by NOV Inc. in 2006, Mr. Pack served as Senior Controller of NQL Drilling Tools Inc. Mr.  Pack began his professional career at Deloitte & Touche in Edmonton, Alberta, Canada, where he worked as a Staff Auditor.

Since 2002, Mr. Pack has been a Chartered Accountant and member of the Chartered Professional Accountants of Alberta. Since 2009, he has been a Certified Public Accountant, licensed with the Texas State Board of Public Accountancy. Since 2015, he has been a Certified Internal Auditor and a member of the Institute of Internal Auditors. Since 2022, he has been a Chartered Financial Analyst and a member of the CFA Institute.

Mr. Pack holds a Bachelor of Management degree in Accounting and a Bachelor of Science degree in Biology, Chemistry and Mathematics from the University of Lethbridge.

The future appointment of Mr. Pack is not pursuant to any agreement between him and any other person. There is no family relationship between Mr. Pack and any director or executive officer of the Company, and there are no transactions between Mr. Pack and the Company that are required to be reported under Item 404(a) of Regulation S-K. At this time, there are no changes to Mr. Pack’s compensation arrangements with the Company based on his future appointment to the position of Chief Accounting Officer. To the extent any such changes are made, the Company will describe such changes in a future current or periodic report, as applicable.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 14, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person